Exhibit 24.1

POWER OF ATTORNEY

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned directors and/or officers of Teva Pharmaceutical Industries Limited, a corporation organized under the laws of Israel, hereby constitutes and appoints Shlomo Yanai, Eyal Desheh, and Richard Egosi, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver a registration statement filed on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to sign any registration statement for the same offering covered by such registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title(s)	Date

/s/ Phillip Frost	Chairman	July 27, 2010
Phillip Frost

/s/ Shlomo Yanai	President and Chief Executive Officer	July 27, 2010
Shlomo Yanai	(Principal Executive Officer)

/s/ Eyal Desheh	Chief Financial Officer	July 27, 2010
Eyal Desheh	(Principal Financial Officer and Principal Accounting Officer)

/s/ Moshe Many	Vice-Chairman	July 27, 2010
Moshe Many

/s/ Roger Abravanel	Director	July 27, 2010
Roger Abravanel

/s/ Ruth Cheshin	Director	July 27, 2010
Ruth Cheshin

/s/ Abraham E. Cohen	Director	July 27, 2010
Abraham E. Cohen

/s/ Amir Elstein	Director	July 27, 2010
Amir Elstein

/s/ Elon Kohlberg	Director	July 27, 2010
Elon Kohlberg

/s/ Roger Kornberg	Director	July 27, 2010
Roger Kornberg

/s/ Leora (Rubin) Meridor	Director	July 27, 2010
Leora (Rubin) Meridor

/s/ Joseph Nitzani	Director	July 27, 2010
Joseph Nitzani

/s/ Dan Propper	Director	July 27, 2010
Dan Propper

/s/ Ory Slonim	Director	July 27, 2010
Ory Slonim

/s/ Dan S. Suesskind	Director	July 27, 2010
Dan S. Suesskind

/s/ Erez Vigodman	Director	July 27, 2010
Erez Vigodman

/s/ William S. Marth	Authorized U.S. Representative	July 27, 2010
William S. Marth